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                                                                      EXHIBIT 21
PNC BANK CORP.
SCHEDULE OF CERTAIN SUBSIDIARIES+
(AS OF FEBRUARY 28, 1995)

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
                                                             STATE OR OTHER JURISDICTION
NAME                                                         OF INCORPORATION OR ORGANIZATION
- - - ----                                                         --------------------------------
PNC Bancorp, Inc.                                                   Delaware
    PNC Bank, National Association*                                 United States
    PNC Bank, Ohio, National Association                            United States
    PNC Bank, Kentucky, Inc.*                                       Kentucky
    PNC Mortgage Bank, National Association*                        United States
    PNC Bank, Delaware*                                             Delaware
    PNC Bank, Northern Kentucky, National Association               United States
    PNC National Bank*                                              United States
    PNC Bank, Indiana, Inc.*                                        Indiana
    PNC Bank, New England                                           Massachusetts
    PNC Bank, New Jersey, National Association                      United States
    PNC Bank, FSB                                                   Florida


PNC Holding Corp.                                                   Delaware
    Alpine Indemnity Limited                                        Grand Cayman, B.W.I.
    PINACO, Inc.                                                    Pennsylvania
    Pittsburgh National Life Insurance Company                      Arizona
    PNC Equity Management Corp                                      Pennsylvania
    PNC Capital Corp.                                               Delaware
    PNC Commercial Corp                                             Florida
    PNC Venture Corp                                                Delaware
    PNC ESOP Funding Corporation                                    Delaware
    PNC Financial Services, Inc.                                    Kentucky
    PNC Funding Corp                                                Pennsylvania
    PNC Investment Corp.*                                           Delaware
    PNC Management Services Corp                                    Delaware
    PNC Network Holdings Corp*                                      Delaware
    PNC Realty Holding Corp*                                        Pennsylvania
    PNC Securities Corp                                             Pennsylvania
    PNC Trust Company of New York                                   New York
    PNC Asset Management Corp.                                      Pennsylvania

+ All first tier subsidiaries of the Corporation's two primary holding companies, PNC Bancorp, Inc. and PNC Holding Corp., have been listed. Not all of such Subsidiaries are "significant subsidiaries" within the meaning of Rule 1-02(v) of Regulation S-X.

* The names of the subsidiaries of the indicated entities are omitted becuase such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
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